                                                                   EXHIBIT 10.02

                              SECURITY AGREEMENT

     This Security Agreement (this "Agreement") is made as of June 8, 2001 by and between At Home Corporation, a Delaware corporation (the "Company"), and the holders (individually a "Secured Party" and collectively the "Secured Parties") of those certain Convertible Notes dated of even date herewith (said Convertible Notes, together with any Convertible Notes issued in replacement thereof or substitution therefore, and in each case as they may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Notes") issued by the Company pursuant to that certain Securities Purchase Agreement dated of even date herewith by and among the Company and the Buyers listed on the Schedule of Buyers thereto (the "Securities Purchase Agreement").

                            PRELIMINARY STATEMENTS

     In connection with the Securities Purchase Agreement, the Company is entering into this Agreement in order to grant to the Secured Parties a security interest in the Collateral (as defined below) to secure the Company's obligations to repay the principal amount of the Notes.

     It is a condition precedent to the Secured Parties' obligations under the Securities Purchase Agreement that the Company shall have granted the security interest contemplated by this Agreement, and the Company will derive substantial direct and indirect benefit from the transactions contemplated by the Notes and the Securities Purchase Agreement.

     Terms not otherwise defined in this Agreement but which are defined in the Notes shall have the meanings assigned thereto in the Notes. For the purposes of this Agreement, "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention arrangement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the N.Y. Uniform Commercial Code (defined below) or any or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease (such as an operating lease) which is not a capital lease. Further, unless otherwise defined in this Agreement or in the Notes, terms defined in Article 8 or 9 of the Uniform Commercial Code as from time to time in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Secured Parties to purchase the Notes under the Securities Purchase Agreement, the Company hereby agrees with the Secured Parties as follows:

     1. Grant of Security. The Company hereby grants to the Secured Parties, to secure the Secured Obligations (as defined below), a security interest in and Lien upon, all of the

Company's right, title and interest in and to all of the Company's assets (other than the Optional Excluded Assets and Deemed Excluded Assets (each as defined below, and collectively the "Excluded Assets")), including, without limitation, the following, in each case, as to each type of property described below whether now owned or hereafter acquired by the Company, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

               (a) all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letters of credit (whether or not the letter of credit is evidenced by a writing), securities, stock (whether certificated or uncertificated) and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles including, without limitation, all goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use tangible property of others or that others possess, use or have authority to possess or use tangible property of the Company; and

               (b) all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clause (a) of this Section 1 and this clause (b)) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Secured Parties is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash (the "Proceeds").

Notwithstanding the foregoing, the Collateral shall not include (I) any and all of the following assets (the "Deemed Excluded Assets"), unless the Company provides written notice to the Secured Parties that any such Deemed Excluded Asset should be included in the Collateral: (a) any form of intellectual property, including patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, trade secrets, know-how, service marks, and customer lists, (b) any rights under contracts, leases or intellectual property rights if the terms of such contract, lease or intellectual property right, or the terms of any right granted by the Company with respect thereto, prohibit the collateral assignment or granting of a security interest in the Company's right in the same; (c) any restricted cash or cash equivalents or any certificates of deposit, whether now owned by the Company or hereafter acquired, that secure the Company's obligations with respect to letters of credit, performance or surety bonds or similar obligations, and (d) any rights under the IRU Capacity Agreement, dated December 19, 1998, between the Company and AT&T Corp., as the same may have been and may from time to time be amended, modified and restated, and any successor to such agreement; (II) any asset (an "Optional Excluded Asset"), for which the Company has provided a written notice of exclusion (a "Notice of Exclusion"), specifically identifying the asset (or class of assets) and stating that it is excluded from the meaning of Collateral under this Agreement; provided that the Company shall only be entitled to deliver a Notice of Exclusion if the Optional Excluded Asset is to be used as collateral to secure obligations of the Company to other parties in connection with bona fide commercial or financing transactions with such a third party; and provided, further, that after giving effect to such Notice of Exclusion, the total book value of the Collateral securing the Secured Obligations pursuant to this Agreement, less the total aggregate principal amount of all secured indebtedness of the Company for money borrowed (excluding the Secured Obligations) which is secured by the Collateral, in each case determined in accordance with generally accepted accounting procedures, would exceed the then-outstanding principal amount of the Notes; or (III) any proceeds of any Excluded Asset.

          2. Security for Obligations. This Agreement secures the repayment by the Company of the outstanding principal under the Notes, and, without duplication, any damages (in an amount not to exceed the amount of any unpaid principal) that may become payable in any contract causes of action for repayment of such principal (the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations of the Company and would be owed by the Company to the Secured Parties under the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any of the Company's Subsidiaries.

          3. Representations, Warranties and Covenants. The Company represents and warrants as follows:

               (a) The chief executive office of the Company is located at the address specified therefore in Schedule I hereto, as such Schedule I may be amended from time to time pursuant to Section 5. The Company's federal tax identification number is set forth opposite the Company's name in Schedule I hereto. In addition, Schedule I hereto sets forth the addresses where substantially all of the tangible Collateral is located as of the date hereof. The Company is duly organized and validly existing in good standing under the laws of the State of Delaware. The Company shall not move its chief executive office, change its jurisdiction of incorporation or relocate a material portion of the Collateral, in each case in a manner that would result in the failure of the security interest in the Collateral to be perfected, unless the Company provides the Secured Parties with not less than ten (10) days prior written notice of any of the foregoing events and cooperates with the Secured Parties to file any new financing statements and/or amend any existing financing statements as shall be necessary and reasonably requested by the Secured Parties to continue the Secured Parties' perfected security interest in the Collateral.

               (b) This Agreement creates in favor of the Secured Parties a valid security interest in all of the Company's right, title and interest in and to the Collateral, securing the payment of the Secured Obligations of the Company, and upon the filing of appropriate UCC financing statements in the jurisdictions listed in Schedule II hereto, such security interest will be duly perfected in all of the Collateral in which a security interest may be perfected by such filing.

          4. Further Assurances. The Company agrees that from time to time, at the expense of the Company, the Company will execute and deliver any further instruments and documents, and take any further action, as may be reasonably requested by the Secured Parties that may be necessary under applicable law in order to evidence and perfect any pledge, assignment or security interest granted or purported to be granted by the Company hereunder or to enable the Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Company. Without limiting the generality of the foregoing, the Company will promptly execute and file such financing or continuation statements, or amendments thereto, with respect to the Collateral and such other instruments or notices, as the Secured Parties may reasonably request that may be necessary under applicable law and practice in order to evidence and perfect the rights and security interest granted by the Company hereunder, and, in the event that the Company fails to execute and file any such statements that may be necessary under applicable law in order to evidence and perfect such rights and security agreement following such request, to the extent permitted by the N.Y. Uniform Commercial Code or the applicable commercial code in effect in the jurisdiction where any Collateral is located, the Company hereby authorizes the Secured Parties to execute and file, on the Company's behalf, any new UCC financing statements or amendments to existing financing statements as may be necessary to perfect the security interest contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not be required to deliver possession of any Collateral to the Secured Parties except as may be required upon the exercise of the Secured Parties' rights under Section 7 upon an Event of Default.

          5. Place of Perfection; Records. The Company will keep its chief executive office at the location therefor specified in Section 3(a) or at such other location in a jurisdiction where all actions required by Section 4 shall have been taken with respect to the Collateral of the Company (and, upon the taking of such action in such jurisdiction, Schedule I hereto shall be automatically amended to include such other location).

          6. Transfers and Other Liens; Subordination of Liens; Rights of Third Parties.

     (a) Transactions by Company. The Secured Parties each agree that nothing set forth herein is intended or shall be construed to prohibit or limit in any way the right and ability of the Company (i) to sell, assign, transfer, license, sublease or otherwise dispose of, or grant any option or other interest or right with respect to, any of the Collateral (other than dividends to the Company's stockholders that are prohibited under the terms of the Notes), (ii) to grant, create or suffer to exist any Lien, charge or security interest upon or with respect to any of the Collateral; (iii) to amend, modify or replace any contracts included in the Collateral or to waive any rights thereunder, or (iv) other than as expressly set forth herein, to enter into any other transactions with respect to the Collateral, and the consent of the Secured Parties shall not be required for any of the foregoing. Notwithstanding the foregoing, the Company may not sell, assign, transfer or otherwise dispose of any Collateral having a book value (i) in excess of $2.5 million in a single transaction or series of related transactions or (ii) in excess of $10 million in the aggregate during the term of the Notes, unless either (x) the proceeds thereof shall constitute Collateral in which the Secured Parties shall have a valid and perfected security interest; (y) the Company applies the proceeds thereof to repay indebtedness that is secured by a Lien which is senior to the Secured Parties' security interest in the Collateral, or (z) after giving effect to such sale, assignment, transfer or other disposition, the total book value of the Collateral securing the Secured Obligations pursuant to this Agreement, less the total aggregate principal amount of all secured indebtedness of the Company for money borrowed (excluding the Secured Obligations) which is secured by the Collateral, in each case determined in accordance with generally accepted accounting principles, would exceed the then-outstanding principal amount of the Notes.

          (b) Subordination of Liens. The Secured Parties' rights and security interest in the Collateral are hereby (and shall automatically be) subordinated to all other Liens, security interests, mortgages, claims and rights of any kind that may be granted from time to time after the date hereof to secure obligations arising after the date hereof, including Liens and security interests securing the repayment of the principal of and accrued interest on, and other obligations with respect to, indebtedness for money borrowed (other than indebtedness for money borrowed under the Indenture dated as of December 28, 1998 and the Indenture dated as of December 1, 1999, each between the Company and State Street Bank and Trust Company of California, N.A. (the "Indentures") and any refinancings of the Indentures). Each Secured Party hereby agrees to enter into any subordination or inter-creditor agreement reasonably requested by the Company or any other lender to or creditor of the Company, in customary form for comparable transactions by such lender or creditor to evidence or confirm such Lien subordination with respect to the Collateral and with respect to any exercise of the Secured Parties' rights hereunder; provided, however, that such subordination agreement or inter-creditor agreement shall relate only to the Lien of the Secured Parties and shall in no way limit or restrict the rights of the Secured Parties pursuant to the Notes. Furthermore, the foregoing shall in no way limit or prejudice any rights that the Secured Parties may have pursuant to the terms of the Notes or the Securities Purchase Agreement. Notwithstanding the foregoing, the Secured Parties' rights and security interest in the Collateral shall not be subordinated to (i) the Indentures or any refinancing of the Indentures or (ii) any indebtedness if, at the time such indebtedness is first incurred (or, in the case of indebtedness that refinances or refunds other indebtedness, at the time such refinanced or refunded indebtedness was first incurred), after giving effect to the incurrence of such indebtedness, the total book value of the Collateral securing the Secured Obligations pursuant to this Agreement, less the total aggregate principal amount of all secured indebtedness of the Company for money borrowed (excluding the Secured Obligations) which is secured by the Collateral, in each case determined in accordance with generally accepted accounting principles, would exceed the then-outstanding principal amount of the Notes.

          (c) Rights of Third Parties. The terms of this Agreement and the rights of Secured Parties shall not limit or prejudice in any manner the exercise by any third party of any rights pursuant to the terms of any contracts that such third party may have with the Company.

          7. Remedies. If both (a) any Event of Default (as defined in the Notes) shall have occurred and be continuing under Section (10)(a) (i), 10(a)(iv) or 10(a)(v) of the Notes, or if any other Event of Default shall have occurred and be continuing under the Notes as a result of which the Secured Parties shall have declared the Notes to be due and payable, and (b) either (i) any Event of Default shall have occurred and be continuing with respect to the Company's Convertible Subordinated Notes due 2006 and Convertible Subordinated Debentures due 2018 or any other indebtedness that is subordinated in right of payment to the Notes in an aggregate principal amount of at least $50 million (collectively "Subordinated Debt"), other than as a result of any cross-default or cross-acceleration resulting from an Event of Default under the Notes, or
(ii) while such Event of Default under the Notes shall be continuing, the Company shall have made (or shall have attempted to make) any payments to any holders of Subordinated

Debt in respect of principal or interest or other amounts payable on such Subordinated Debt, then:

          (a) The Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of the Secured Parties upon default under the N.Y. Uniform Commercial Code whether or not the NY. Uniform Commercial Code applies to the affected Collateral) and, to the extent permitted by the N.Y. Uniform Commercial Code, also may exercise any and all rights and remedies of the Company in respect of the Collateral, in each case subject to the terms hereof. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by or on behalf of the Secured Parties and all cash proceeds received by or on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Parties, be held by the Secured Parties as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Parties against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by or on behalf of the Secured Parties and remaining after payment in full of all the Secured Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus.

          (c) The remedies provided in this Section 7 shall only be exercised or otherwise enforced with the written consent of Secured Parties holding at least 66-2/3% of the outstanding aggregate principal amount of the Secured Obligations ("Majority Secured Parties"). The Majority Secured Parties may appoint an agent (the "Agent") that, at the direction of Majority Secured Parties, shall have the right to exercise any right or remedy of the Secured Parties, on behalf of all Secured Parties, under this Agreement, including, without limitation, all rights and remedies of a secured party under the N.Y. Uniform Commercial Code. If an Agent is so appointed:

                    (i) At the direction of the Majority Secured Parties, the Agent shall proceed with the enforcement of the Secured Parties' rights against the Collateral for the benefit of the Secured Parties under the Notes. Any repossession, sale or distribution of proceeds of Collateral shall be accomplished as required by this Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and applicable law. The Agent is authorized to exercise all rights and remedies of the Secured Parties under the Transaction Documents, provided that, absent exigent circumstances where action is determined by the Agent to be necessary to protect Collateral, the Agent shall not proceed to enforce the Secured Parties' rights and remedies against the Collateral or the Company by foreclosure, judicial action or the like ("Enforcement Action"), unless and until directed to do so by the Majority Secured Parties. Unless the Agent shall request further guidance or consents, any direction by the Majority Secured Parties to begin Enforcement Action may merely state that the Agent shall begin enforcement, and need not specify the manner in which enforcement should proceed. Once the Agent receives an enforcement direction from the Majority Secured Parties, all decisions as to how to proceed to enforce the Secured Parties' rights and remedies, including, without limitation, the methods and timing of proceeding, may be made by the Agent in its good faith business judgment, with such consultation with the Secured Parties as the Agent in its sole discretion deems reasonable under the circumstances. In the event of one or more foreclosure sales, the Agent shall have the right to bid in the claim of each Secured Party on behalf of each Secured Party in respect of its respective Note.

                    (ii) Unless consented to by all of the Secured Parties, no Secured Party shall, except through the Agent, collect, take possession of, foreclose upon, or exercise any rights or remedies with respect to the Collateral or the Company, judicially or non-judicially, in order to satisfy or collect any Secured Obligations or attempt to do any of the foregoing.

                    (iii) If the Collateral is acquired by the Agent by foreclosure sale or otherwise, at the option of the Agent, title may be taken in the name of the Agent or in the name of a corporation affiliated with the Agent or other nominee designated by the Agent, in any case, for the ratable benefit of the Secured Parties subject to the terms of this Agreement. Although the Agent shall consult with the Secured Parties as to the general operation and disposition of any Collateral for which title has been acquired through foreclosure or otherwise, the consent of the Secured Parties shall not be required for matters and decisions by the Agent relating to the management, operation, or repair of the Collateral so acquired.

                    (iv) The costs of repossession, sale, possession and management (including, without limitation, any costs of holding any Collateral the title to which is acquired by the Agent on behalf of the Secured Parties), and distribution pursuant to this Section 7 shall be an obligation of the Company, and to the extent the Company does not cover such costs, shall be borne Pro Rata by the Secured Parties until repaid by the Company. Each Secured Party shall reimburse the Agent for its Pro Rata share of all such costs promptly upon demand. Without limiting any obligations of one Secured Party to reimburse the Agent as contained herein, in the event of the Company's failure to pay taxes, assessments, insurance premiums, claims against the Collateral or any other amount required to be paid by the Company pursuant to any Transaction Documents, the Agent may (but shall not be obligated to) advance amounts necessary to pay the same, and each Secured Party agrees to reimburse the Agent promptly upon demand for its Pro Rata share of any such payments, provided Agent has advanced such amounts with the approval of the Majority Secured Parties. "Pro Rata" means, as to any Secured Party at any time, (a) with respect to the Secured Obligations, the percentage equivalent at such time of (i) such Secured Party's aggregate unpaid Secured Obligation amount under the Notes, divided by (ii) the combined aggregate unpaid Secured Obligation amount of all Notes of all Secured Parties.

          8. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Parties holding at least 66-2/3% in interest of the outstanding principal amount of the Notes, and any such amendment, waiver or consent shall be binding upon all Secured Parties, provided that such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any of the Secured Parties to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          9. Notices; Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to, in the case of the Company and the Secured Parties, addressed to it at its respective address as provided in the Securities Purchase Agreement. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback, respectively, addressed as aforesaid. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of Schedule I hereto shall be effective as delivery of an original executed counterpart thereof.

          10. Continuing Security Interest; Assignments under the Notes. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), if any of the Secured Parties transfers all or any portion of its rights and obligations under its Note to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to a Secured Party herein or otherwise.

          11.  Release; Termination.

          (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of the Company to any Person, such Collateral shall be automatically deemed released from the rights, pledge, assignment and security interest of the Secured Parties hereunder. The Secured Parties will, at the Company's expense, within five (5) Business Days, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that the Company shall have delivered to the Secured Parties a written request for release together with a form of release for execution by the Secured Parties.

          (b) Upon the indefeasible payment in full of the Secured Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Secured Parties will execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

          12. Security Interest Absolute. The rights hereunder of the Secured Parties and the obligations hereunder of the Company, shall be not deemed modified or waived by, and the Company hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way to the exercise of the rights hereunder of the Secured Parties resulting from, any or all of the following:

               (a) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

               (b) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral, in each case so long as the same is effected in accordance with Secured Parties' rights under Section 7 hereof and the NY. Uniform Commercial Code;

               (c) any change, restructuring or termination of the corporate structure or existence of the Company;

               (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations or any consent to any departure from the Notes, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Company; or

               (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, the Company of any security interest granted hereunder.

     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Secured Parties or by any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          14. Governing Law; Terms; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Such service shall be deemed effective five (5) Business Days after mailing. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company and the Secured Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:                            SECURED PARTIES:

AT HOME CORPORATION                 HFTP INVESTMENT L.L.C.

                                    By:  Promethean Asset Management, L.L.C.
                                    Its: Investment Manager


By:____________________________     By:____________________________________
Name:__________________________     Name:__________________________________
Title:_________________________     Title:_________________________________


                                    GAIA OFFSHORE MASTER FUND, LTD.

                                    By: Promethean Asset Management L.L.C
                                    Its: Investment Manager

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                                    LEONARDO, L.P.

                                    By:  Angelo, Gordon & Co., L.P.
                                    Its:  General Partner

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                    [Signature Page to Security Agreement]

                                                               Schedule I to the
                                                              Security Agreement

                             CHIEF EXECUTIVE OFFICE
                     AND FEDERAL TAX IDENTIFICATION NUMBER

                                            Federal Tax
Chief Executive Office                      Identification Number

At Home Corporation                         77-0408542
450 Broadway Street
Redwood City, California 94063
Telephone: (650) 556-5000
Facsimile: (650) 556-3430

                                                              Schedule II to the
                                                              Security Agreement

                               UCC FILING OFFICES


Secretary of State of State of California

County Recorder's Office, San Mateo County

Secretary of State of Delaware